UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2021

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045

(Address of Principal Executive Offices; Zip Code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2021, Assertio Holdings, Inc. (the “Company”) entered into management continuity agreements with its President and Chief Executive Officer, Daniel A. Peisert (the “Peisert MCA”), its Senior Vice President and Chief Financial Officer, Paul Schwichtenberg (the “Schwichtenberg MCA”), and its Senior Vice President and Chief Accounting Officer, Ajay Patel (the “Patel MCA” and together with the Peisert MCA and Schwichtenberg MCA, the “Management Continuity Agreements”).

Pursuant to the terms of the Peisert MCA (which are the same as previously in effect with the Company’s prior Chief Executive Officer), in the event of the executive’s termination other than for Cause, death or Disability, or due to a voluntary termination for Good Reason (each as defined in the Management Continuity Agreements), outside of the period beginning ninety days prior to a Change in Control and ending twenty-four months following a Change in Control (the “Change in Control Period”), Mr. Peisert will be entitled to: (i) severance payments for eighteen (18) months after the effective date of the termination (the “Peisert Non-CIC Severance Period”) equal to the base salary which the executive was receiving immediately prior to the termination of employment, which payments shall be paid during the Peisert Non-CIC Severance Period in accordance with the Company’s standard payroll practices; (ii) payment of the full cost of the health insurance benefits provided to the executive and the executive’s spouse and dependents, as applicable, immediately prior to the termination of employment pursuant to the terms of COBRA or other applicable law through the earlier of the end of the Peisert Non-CIC Severance Period or the date upon which the executive is no longer eligible for such COBRA or other benefits under applicable law; (iii) payment of any earned but unpaid annual bonus for the year immediately preceding the year of termination, to be paid at the time the Company pays bonuses with respect to such year to its executives generally; (iv) accelerated vesting of that portion of his outstanding and unvested option shares, restricted stock, restricted stock units, other equity-based awards and other long-term incentive awards (including cash-settled components) that would have vested had he completed an additional 12 months of employment following the date of termination; and (v) outplacement services not to exceed $5,000 per month for up to three consecutive months.

Pursuant to the terms of the Peisert MCA, upon Mr. Peisert’s termination other than for Cause, death or Disability, or Mr. Peisert’s voluntary termination for Good Reason, within the Change in Control Period, Mr. Peisert will be entitled to: (i) a lump sum cash payment in the amount of three times the higher of (1) the base salary which the executive was receiving immediately prior to the Change in Control or (2) the base salary which the executive was receiving immediately prior to their termination of employment; (ii) a lump sum cash payment in an amount equal to three times the executive’s annual target bonus; (iii) payment of the full cost of the health insurance benefits provided to the executive and the executive’s spouse and dependents through the earlier of the end of the thirty-six month period following the date of termination or the date upon which the executive is no longer eligible for such COBRA or other benefits under applicable law; (iv) payment of any earned but unpaid annual bonus for the year immediately preceding the year of termination; (v) 100% of the executive’s unvested option shares, restricted stock, restricted stock units, other equity-based awards and other long-term incentive awards (including cash-settled components) shall become immediately vested; and (vi) outplacement services not to exceed $5,000 per month for up to three consecutive months.

Pursuant to the terms of the Schwichtenberg MCA and Patel MCA (the “SVP MCAs”) (which are the same as previously in effect with the Company’s prior Chief Financial Officer), in the event of Messrs. Schwichtenberg or Patel’s termination other than for Cause, death or Disability, or due to a voluntary termination for Good Reason, outside of the Change in Control Period, the executive will be entitled to: (i) severance payments for twelve (12) months after the effective date of the termination (the “SVP Non-CIC Severance Period”) equal to the base salary which the executive was receiving immediately prior to the termination of employment, which payments shall be paid during the SVP Non-CIC Severance Period in accordance with the Company’s standard payroll practices; (ii) payment of the full cost of the health insurance benefits provided to the executive and the executive’s spouse and dependents, as applicable, immediately prior to the termination of employment pursuant to the terms of COBRA or other applicable law through the earlier of the end of the SVP Non-CIC Severance Period or the date upon which the executive is no longer eligible for such COBRA or other benefits under applicable law; (iii) payment of any earned but unpaid annual bonus for the year immediately preceding the year of termination, to be paid at the time the Company pays bonuses with respect to such year to its executives generally; and (iv) outplacement services not to exceed $5,000 per month for up to three consecutive months.

Pursuant to the terms of the SVP MCAs, upon Messrs. Schwichtenberg or Patel’s termination other than for Cause, death or Disability, or Messrs. Schwichtenberg or Patel’s voluntary termination for Good Reason, within the Change in Control Period, the executive will be entitled to: (i) a lump sum cash payment in the amount of one and a half times the higher of (1) the base salary which the executive was receiving immediately prior to the Change in Control or (2) the base salary which the executive was receiving immediately prior to their termination of employment; (ii) a lump sum cash payment in an amount equal to one and a half times the executive’s annual target bonus; (iii) payment of the full cost of the health insurance benefits provided to the executive and the executive’s spouse and dependents through the earlier of the end of the eighteen month period following the date of termination or the date upon which the executive is no longer eligible for such COBRA or other benefits under applicable law; (iv) payment of any earned but unpaid annual bonus for the year immediately preceding the year of termination; (v) 100% of the executive’s unvested option shares, restricted stock, restricted stock units, other equity-based awards and other long-term incentive awards (including cash-settled components) shall become immediately vested; and (vi) outplacement services not to exceed $5,000 per month for up to three consecutive months.

Pursuant to the terms of the Management Continuity Agreements, in the event of a termination that occurs prior to the date of the Change in Control, then if any of the executive’s unvested option shares, restricted stock, restricted stock units, other equity-based awards and other long-term incentive awards are forfeited as the result of such termination of employment, each executive shall be entitled to receive a lump sum cash payment equal to the value of all such awards that were forfeited as the result of such termination of employment.

Descriptions of the Management Continuity Agreements do not purport to be complete and are qualified in their entirety by reference to their full text, which shall be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO HOLDINGS, INC.

Date: May 5, 2021	By:	/s/ Daniel A. Peisert
Daniel A. Peisert
President and Chief Executive Officer